UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: December 9, 2012
(Date of earliest event reported)

SUN COMMUNITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12616	38-2730780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27777 Franklin Rd.
Suite 200
Southfield, Michigan	48034
(Address of Principal Executive Offices)	(Zip Code)

(248) 208-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On December 9, 2012, Sun Communities Operating Limited Partnership (“SCOLP”), the primary operating subsidiary of Sun Communities, Inc. (the “Company”), and newly formed wholly owned subsidiaries of SCOLP entered into an Omnibus Agreement with Robert C. Morgan, Robert Moser, Ideal Private Resorts LLC and Morgan Fiesta Key, LLC, Gwynns Island RV Resort LLC, Indian Creek RV Resort LLC, Lake Laurie RV Resort LLC, Newpoint RV Resort LLC, Peters Pond RV Resort Inc., Seaport LLC, Virginia Tent LLC, Wagon Wheel Maine LLC, Westward Ho RV Resort LLC and Wild Acres LLC (collectively, the “Contributors”) with respect to the eleven (11) recreational vehicle communities and associated assets owned by the Contributors (the “Communities”). Concurrently with the execution of the Omnibus Agreement, SCOLP and newly formed wholly owned subsidiaries of SCOLP entered into: (a) a Contribution Agreement with Indian Creek RV Resort LLC, Lake Laurie RV Resort LLC, Wagon Wheel Maine LLC and Wild Acres LLC (collectively, the “Four Contributors”) pursuant to which the Four Contributors will contribute four recreational vehicle communities and all associated assets to newly formed wholly owned subsidiaries of SCOLP; and (b) a Contribution Agreement with Morgan Fiesta Key, LLC, Gwynns Island RV Resort LLC, Newpoint RV Resort LLC, Peters Pond RV Resort Inc., Seaport LLC, Virginia Tent LLC and Westward Ho RV Resort LLC (collectively, the “Seven Contributors”) pursuant to which the Seven Contributors will contribute seven recreational vehicle communities and all associated assets to newly formed wholly owned subsidiaries of SCOLP.

The aggregate purchase price under the Contribution Agreements is $135 million, subject to certain adjustments, which will be paid by cash to pay off all existing secured debt and the balance will be paid in a combination of cash and up to $10 million of newly created Series A-3 Preferred OP Units of SCOLP, as determined by the Contributors prior to closing. The closing of this acquisition is subject to the satisfaction of customary closing conditions, including SCOLP’s receipt of clear title to the Communities.  A third-party has recorded a “Memorandum of Agreement for an Option to Acquire the Properties” against some or all of the Communities and such encumbrance will need to be resolved to SCOLP’s satisfaction prior to the closing.

Under certain circumstances prior to the closing, SCOLP or its subsidiary may loan the Contributors up to $74.5 million to refinance the existing secured debt on five of the Communities (and one additional recreational vehicle community owned by affiliates of the Contributors), in which event SCOLP would become the senior secured lender on all of such communities.

Item 3.02    Unregistered Sales of Equity Securities

The information set forth above in "Item 1.01 -- Entry into a Material Definitive Agreement" is incorporated herein by reference. The issuance by SCOLP of up to approximately $10 million of Series A-3 Preferred OP Units constituting a portion of the total consideration pursuant to the Contribution Agreements will be made in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D, as promulgated by the Securities and Exchange Commission under the Securities Act, based upon the following: (a) the Contributors confirmed to SCOLP that it is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act, (b) there was no public offering or general solicitation with respect to the offering of such securities, and (c) each Contributor acknowledges that all securities being purchased were being purchased for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act.

At the election of the holders, the Series A-3 Preferred OP Units are exchangeable into shares of the Company’s common stock at an exchange price of $53.75 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN COMMUNITIES, INC.
Dated: December 13, 2012	By:	/s/ Karen J. Dearing
Karen J. Dearing, Executive Vice President, Chief Financial Officer, Secretary and Treasurer